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                                                                    EXHIBIT 10.6

[OUTPOST.COM LOGO APPEARS HERE]

                                  May 22, 2001


Darryl Peck
President and Chief Executive Officer
Cyberian Outpost, Inc.
23 North Main Street
Kent, CT 06757


            Re: Compensation Arrangements with Cyberian Outpost, Inc. ("Outpost" or the "Company")


Dear Darryl,


      In recognition of the value of the continuity of executive management to Outpost and the extraordinary efforts required to complete the strategic objectives of the company in its current financial condition, the Board of Directors of the Company (the "Board") has agreed to extend to you the special compensation arrangements that are outlined below.

      1. Performance Bonus. In the event that you continue as Chief Executive Office of the Outpost through the consummation of a Transaction, as that term is defined on the attached Schedule, you shall be entitled to a cash bonus of $250,000.00, less applicable payroll taxes and withholdings, to be paid on or before ten (10) days after the consummation of the Transaction.

      2. Severance Arrangements. In the event of a Change of Control only, if neither the entity that acquires control of Outpost or any of such acquiring entity's affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, the "Acquiror") offers you employment as head of the Outpost division, business unit or subsidiary of the post-Change of Control entity on or before the date of the consummation of the Change of Control, and you are employed by Outpost on the date of the Change of Control, Outpost (or its successor entity) shall (i) pay you an aggregate of $100,000.00 in severance payments, less applicable payroll taxes and withholdings, to be paid in 6 equal monthly installments commencing ninety (90) days after the closing of the Change of Control; and (ii) reimburse you, on a monthly basis, for the cost of premiums associated with retaining the same or similar medical benefits you are currently receiving from Outpost for the period ending on the first anniversary of the consummation of the Change of Control. In the event that the Acquiror does not offer you such employment on or before the date of the consummation of the Change of Control, but does offer you such employment within ninety days after the date of the consummation of the Change of Control, then you shall not be entitled to any Severance Arrangements."


      You have been an asset to the Company and the Board appreciates your enthusiasm and energy. These compensation arrangements are extended with the expectation that your continued performance will reflect the same dedication and dynamic spirit.


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      If these arrangements meet with your approval, please indicate your acceptance by signing below.


                                  Sincerely,

                                  BOARD OF DIRECTORS
                                  CYBERIAN OUTPOST, INC.


                                  By:
                                     ------------------------------
                                     Member of the Board


Agreed and Accepted:

/s/ Darryl Peck
---------------------
Darryl Peck



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                                   Schedule A
                                   ----------

                                  Definitions
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1. For the purposes of this Agreement, a "Change in Control" shall mean any transaction or series or combination of related transactions, other than in the ordinary course of business and approved by the Board of Directors of Outpost, whereby, directly or indirectly, a controlling (50% or greater) interest in Outpost or its capital stock or all or substantially all of its assets, is transferred from Outpost and/or its stockholders to any investor or acquiror for consideration, including without limitation, a sale or exchange of capital stock or assets, a merger, plan of exchange or consolidation, or any similar transaction.

2. For the purposes of this Agreement, a "Private Financing" shall mean any transaction or series or combination or related transactions, other than in the ordinary course of business and approved by the Board of Directors of Outpost, whereby, directly or indirectly, less than a controlling (under 50%) interest in Outpost or its capital stock or assets is transferred from Outpost and/or its stockholders to any investor or investors for consideration necessary to continue the operation of the company for one year from the date hereof. Such consideration may either be equity capital or debt capital.

3. For purposes of this Agreement, "Change in Control" and "Private Financing" are sometimes collectively referred to as the "Transaction".




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